As filed with the Securities and Exchange Commission on December 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBRE GROUP, INC.

CBRE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware Delaware	94-3391143 52-1616016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025

(310) 405-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence H. Midler

Executive Vice President, General Counsel and Secretary CBRE Group, Inc.

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025

(310) 405-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000 Fax: (650) 251-5002	William J. Whelan III Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000 Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	(1)
Guarantees of debt securities or warrants	(2)	(2)	(2)	(2)
Class A common stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Preferred stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Depositary shares(3)	(1)	(1)	(1)	(1)
Warrants to purchase equity or debt securities	(1)	(1)	(1)	(1)
Units(4)	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fees.
(2)	No separate consideration will be received for the guarantees.
(3)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(4)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
CB HoldCo, Inc.	Delaware	26-0468454	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE, Inc.	Delaware	95-2743174	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Global Investors, Inc.	California	95-3242122	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CBRE Global Investors, LLC	Delaware	95-3695034	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CB/TCC Global Holdings Limited	England and Wales	98-0518702	St. Martin’s Court, 10 Paternoster Row London EC4M 7HP United Kingdom +44 (20) 7182-2000

CB/TCC Holdings LLC	Delaware	42-1718517	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB/TCC, LLC	Delaware	26-0468617	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Capital Markets, Inc.	Texas	74-1949382	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Capital Markets of Texas, LP	Texas	76-0590855	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Clarion CRA Holdings, Inc.	Delaware	58-2442753	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Clarion REI Holding, Inc.	Delaware	58-2442755	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Government Services, LLC	Delaware	80-0659792	750 9th Street Suite 900 Washington, District of Columbia 20001 (202)783-8200

CBRE Loan Services, Inc.	Delaware	80-0456541	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE-Profi Acquisition Corp.	Delaware	33-6764889	11150 Santa Monica Boulevard Suite 1600 Los Angeles, California 90025 (310) 405-8900

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
CBRE Technical Services, LLC	Delaware	04-3507926	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE/LJM Mortgage Company, L.L.C.	Delaware	74-2900986	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

Insignia/ESG Capital Corporation	Delaware	51-0390846	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

TC Houston, Inc.	Delaware	75-2396198	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

TCCT Real Estate, Inc.	Delaware	75-2396196	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

TCDFW, Inc.	Delaware	75-2396199	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

The Polacheck Company, Inc.	Wisconsin	39-1159669	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Trammell Crow Company	Delaware	75-2721454	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Development & Investment, Inc.	Delaware	20-5973401	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Services, Inc.	Delaware	75-2378868	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

CBRE Group, Inc. Debt Securities Guarantees of Debt Securities and Warrants Class A Common Stock Preferred Stock Depositary Shares Warrants Units	CBRE Services, Inc. Debt Securities Guarantees of Debt Securities and Warrants Units

This prospectus relates to the sale from time to time in one or more offerings of:

•	debt securities of CBRE Group, Inc. or CBRE Services, Inc., which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	Class A common stock of CBRE Group, Inc.;

•	preferred stock of CBRE Group, Inc.;

•	depositary shares representing fractional interests in preferred stock of CBRE Group, Inc.;

•	warrants to purchase any equity or debt securities of CBRE Group, Inc.;

•	warrants to purchase any debt securities of CBRE Services, Inc.; or

•	units, comprised of two or more of any of the securities referred to herein, in any combination.

Debt securities and warrants issued by CBRE Group, Inc. may be guaranteed by CBRE Services, Inc. and certain of our other wholly-owned subsidiaries. Debt securities and warrants issued by CBRE Services, Inc. may be guaranteed by CBRE Group, Inc. and certain of our wholly-owned subsidiaries.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. We will not receive any proceeds from the securities sold by any selling securityholder.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered and the offering price of the securities. The securities may be offered separately or together in any combination or as a separate series. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. We or any selling securityholder may sell these securities to or through underwriters, and also to other purchasers or through dealers or agents, or through any combination of those methods, on a continuous or delayed basis. The names of the underwriters and selling securityholders, if any, will be set forth in the accompanying prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange (Symbol: CBG).

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 6 contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we or any of the selling securityholders may sell, at any time and from time to time over the next three years, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities that we or any of the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered and information regarding the selling securityholders, if any. The prospectus supplements may also add, update or change information contained in this prospectus. The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any of the selling securityholders may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements or any related free writing prospectus filed with the SEC. We have not authorized any other person to provide you with different information. No offer to sell these securities will be made in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus is accurate only as of the date on the cover page. Our business, financial condition, results of operations and prospectus may have changed since that date.

In this prospectus, the terms “we,” “us,” and “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless the context requires otherwise. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website http://www.sec.gov. You may also read and obtain copies of any document we file at the SEC by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

Our Class A common stock is listed on the New York Stock Exchange (symbol: CBG), and reports, proxy statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Our Internet website at http://www.cbre.com contains information concerning us. On the Investor Relations page of that website, we provide access to all of our SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

Incorporation by Reference

We will “incorporate by reference” information into this prospectus by disclosing important information to you by referring you to another document that is filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

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Our current reports on Form 8-K, filed on February 16, 2011, February 18, 2011, March 10, 2011, May 17, 2011, June 3, 2011, July 7, 2011, July 29, 2011, August 30, 2011, October 3, 2011, October 7, 2011, November 4, 2011 and November 17, 2011;

•	Those portions of our definitive Proxy Statement for the 2011 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K for the fiscal year ended December 31, 2010; and

•

The description of our Class A common stock which appears in our registration statement for the registration of our Class A common stock under Section 12(b) of the Securities Act of 1934, as amended, including any amendment or report filed to update the description therein.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus; provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing or calling us at:

Investor Relations

CBRE Group, Inc.

200 Park Avenue, 17th Floor

New York, New York 10016

E-mail: investorrelations@cbre.com

Telephone: (310) 405-8900

FORWARD LOOKING STATEMENTS

This prospectus and any prospectus supplement includes or incorporates by reference forward-looking statements. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. The words “anticipate,” “believe,” “could,” “should,” “propose,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases are used in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus to identify forward-looking statements. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.

The following factors are among those, but are not only those, that may cause actual results to differ materially from the forward-looking statements:

•	integration issues arising out of the acquisition of a majority of ING Group N.V.’s real estate investment management business (“REIM”) and other companies we may acquire;

•	costs relating to the REIM acquisition and other businesses we may acquire;

•	the sustainability of the recovery in our investment sales and leasing business from the recessionary levels in 2008 and 2009;

•	disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated;

•

volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors impacting the value of real estate assets;

•	continued high levels of, or increases in, unemployment and general slowdowns in commercial activity;

•	the impairment or weakened financial condition of certain of our clients;

•	client actions to restrain project spending and reduce outsourced staffing levels as well as the potential loss of clients in our outsourcing business due to consolidation or bankruptcies;

•	our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry;

•	foreign currency fluctuations;

•	our ability to attract new user and investor clients;

•	our ability to retain major clients and renew related contracts;

•	a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would impact our revenues and operating performance;

•	trends in pricing for commercial real estate services;

•	changes in tax laws in the United States or in other jurisdictions in which our business may be concentrated that reduce or eliminate deductions or other tax benefits we receive;

•	our ability to compete globally, or in specific geographic markets or business segments that are material to us;

•

our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments;

•	our ability to leverage our global services platform to maximize and sustain long-term cash flow;

•	our exposure to liabilities in connection with real estate brokerage and property management activities;

•	the ability of our Global Investment Management segment to realize values in investment funds sufficient to offset incentive compensation expense related thereto;

•	liabilities under guarantees, or for construction defects, that we incur in our Development Services business;

•	the ability of CBRE Capital Markets to periodically amend, or replace, on satisfactory terms the agreements for its warehouse lines of credit;

•	the effect of implementation of new accounting rules and standards; and

•	the other factors described elsewhere in this prospectus or in any document incorporated by reference herein, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Additional information concerning these and other risks and uncertainties is contained in our other periodic filings with the SEC that are incorporated by reference in this prospectus.

THE COMPANY

We are the world’s largest commercial real estate services firm, based on 2010 revenue, with leading full-service operations in major metropolitan areas throughout the world. We offer a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate. As of December 31, 2010, we operated more than 300 offices worldwide, excluding affiliate offices, with approximately 31,000 employees providing commercial real estate services under the “CB Richard Ellis” and “CBRE” brand names and development services under the “Trammell Crow” brand name. Our business is focused on several competencies, including commercial property and corporate facilities management, tenant representation, property/agency leasing, property sales, valuation, real estate investment management, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, development services and proprietary research. We generate revenues from contractual management fees and on a per project or transactional basis. Our contractual, fee-for-services businesses, which generally involve facilities management, property management and mortgage loan servicing, as well as asset management provided by CBRE Global Investors, LLC and its global affiliates, which we also refer to as CBRE Investors, represented approximately 38% of our 2010 revenue.

During the year ended December 31, 2010, we generated revenue from a well-balanced, highly diversified base of clients that includes nearly 80 of the Fortune 100 companies. We estimate that the following client types accounted for the highest proportion of revenue in 2010: corporations (44%), insurance companies and banks (19%) and pension funds and advisors (10%). In addition, individuals and partnerships accounted for 7% of revenue, government agencies accounted for 5%, real estate investment trusts, or REITs, accounted for 4% and other types of clients accounted for the remainder. Many of our clients continue to consolidate their commercial real estate-related needs with fewer providers and, as a result, are awarding their business to providers that have a strong presence in important markets and the ability to provide a complete range of services worldwide. As a result of this trend and our ability to deliver comprehensive integrated solutions for our clients’ needs across a wide range of markets, we believe we are well positioned to capture a growing share of our clients’ commercial real estate services needs. Since 2006, we have been the only commercial real estate services company included in the S&P 500. In every year since 2008, we have been the only commercial real estate services firm to be included in the Fortune 500. Additionally, the International Association of Outsourcing Professionals has included us among the top 100 global outsourcing companies across all industries for four consecutive years, including in 2010 when we ranked 13th overall. In 2010, we were named the premier real estate services provider globally by a number of institutions, including The Financial Times, Euromoney and the International Property Awards, sponsored by Bloomberg.

Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025, and our telephone number is (310) 405-8900.

RISK FACTORS

Our business is subject to uncertainties and risks. Before deciding whether to purchase any of our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks and could result in a partial or complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus and have not paid any dividends on preferred stock in the periods presented, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008		2007	2006
Ratio of earnings to fixed charges(1)	2.64x	2.21x	1.39x	N/A	(2)	3.87x	5.24x

(1)	For purposes of calculating this ratio, earnings consist of the sum of (i) income (loss) from continuing operations before income taxes, (ii) distributed earnings of unconsolidated subsidiaries and (iii) fixed charges, minus (iv) equity income (loss) from unconsolidated subsidiaries and (v) income (loss) from continuing operations attributable to non-controlling interests. Fixed charges consist of the sum of (i) portion of rental expense applicable to interest, (ii) interest expense and (iii) write-off of financing costs.
(2)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2008. Additional earnings of $867.5 million would be needed to have a one-to-one ratio of earnings to fixed charges for the year ended December 31, 2008.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from any sale of securities to which this prospectus relates to our general funds and will use them for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, investments in our subsidiaries and co-investments in our investment funds.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement. Net proceeds may be temporarily invested prior to use.

We will not receive any of the proceeds from the sale of the securities to which this prospectus relates that are offered by any selling securityholders.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE SOLD

This prospectus contains summary descriptions of the debt securities, Class A common stock, preferred stock, depositary shares, warrants and units that we and any securityholder may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that CBRE Group, Inc. or CBRE Services, Inc. may offer and sell pursuant to this prospectus, or the guarantees in respect of debt securities of certain of our subsidiary guarantors. The debt securities (and any associated guarantees) will either be senior debt securities, senior subordinated debt securities or subordinated debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series under indentures among CBRE Group, Inc., CBRE Services, Inc., subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee. The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including definitions therein of certain terms.

This summary may not contain all of the information that you may find useful.

The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

You may obtain a copy of the indentures and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.” Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to either CBRE Group, Inc. or CBRE Services, Inc. (depending on the applicable issuer of debt securities) and not to any of their respective subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior obligations, senior subordinated obligations or subordinated obligations, as the case may be.

The indentures do not limit the amount of debt securities that we may issue under such indentures. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold under a particular indenture.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indentures

The indentures provide that debt securities may be issued under such indentures from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	whether the debt securities of the series will rank as senior securities, senior subordinated securities or subordinated securities or any combination thereof and the terms of such subordination;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor; and

•	any other terms of the debt securities of the series and the guarantees thereof (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest at the rate specified or determined in the applicable prospectus supplement. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times, and subject to the conditions, specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose which initially will be the trustee’s office located at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, Attention: Corporate Trust Services. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.” A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

Each indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under such indenture, unless otherwise specified in the applicable prospectus supplement.

The debt securities and related guarantees may contain certain additional restrictive covenants to be set forth in an applicable officers’ certificate or supplemental indenture.

Consolidation, Merger and Sale of Assets

Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and

•

the trustee receives from us an officers’ certificate and an opinion of counsel that the merger, consolidation or transfer and such supplemental indenture, as the case may be, complies with the applicable provisions of the applicable indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the applicable indenture, the Successor will be substituted for us in such indenture, with the same effect as if it had been an original party to such indenture. As a result, the Successor may exercise our rights and powers under such indenture, and we will be released from all our liabilities and obligations under such indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2) default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be of 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(5) we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days; or

(7) any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the applicable indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under any indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to their knowledge, we are not in default in the fulfillment of any of our obligations under the indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the status of each such default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3) such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of an indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in such indenture or the debt security;

•

modify any of the provisions in such indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of an indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, such indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets;”

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add additional guarantees or additional guarantors in respect of debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the applicable indenture in accordance with the terms of such indenture;

•	to secure the debt securities pursuant to the covenants of such indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by such indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of such indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•

to conform the text of such indenture and the debt securities of such series to this “Description of the Debt Securities” or the comparable provisions in the applicable prospectus supplement to the extent this “Description of the Debt Securities” or such comparable provision in such applicable prospectus supplement was intended to be a verbatim recitation of a provision of such indenture or debt securities of such series, which intent may be evidenced by an Officer’s Certificate to that effect;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the applicable indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indentures provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under such indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (and in the case of a deposit of U.S. government obligations, as certified by an independent qualified party) to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from an event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of The Depository Trust Company (“DTC”) until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC may exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indentures provide that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository or if DTC ceases to be eligible to act as depository under the indentures and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Wells Fargo Bank, National Association is the trustee under each of the indentures.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF COMMON STOCK

The following description summarizes information regarding our common stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, and our restated certificate of incorporation, as amended, and our amended and restated by-laws. You are urged to read our restated certificate of incorporation, as amended, and our amended and restated by-laws in their entirety.

Generally. We are authorized to issue 525,000,000 shares of Class A common stock, $0.01 par value per share. On May 4, 2004, we completed a 3-for-1 stock split of our outstanding Class A common stock and Class B common stock, which was effected by a stock dividend. On June 7, 2004, we amended our certificate of incorporation to effect a 1-for-1.0825 reverse stock split. In June 2004, in connection with our initial public offering, all of the previously outstanding shares of our Class B common stock were converted into shares of Class A common stock at a 1-for-1 ratio. On April 28, 2006, our board of directors approved a 3-for-1 stock split of our outstanding Class A common stock effected by a stock dividend, which was distributed on June 1, 2006. As of November 30, 2011, we had 327,970,257 shares of Class A common stock outstanding.

Voting Rights. Holders of our Class A common stock generally are entitled to one vote per share on all matters on which our stockholders are entitled to vote. Our directors are elected by a plurality of the votes of the shares of Class A common stock present in person or represented by proxy at a stockholder meeting called for such election. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividends. Holders of our Class A common stock are entitled to receive ratably dividends if, as and when declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock, as described below. Our senior credit facilities impose restrictions on our ability to declare dividends with respect to our Class A common stock.

Liquidation Rights. Upon our dissolution, liquidation or winding up, the holders of our Class A common stock are entitled to receive ratably the assets available for distribution to our stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. Our Class A common stock does not have preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our Class A common stock.

Registration Rights

Pursuant to a securityholders’ agreement, we have granted registration rights to our stockholders that are parties to that agreement.

Demand Registrations. As a result of these registration rights, we can be required by some of our stockholders to effect registration statements, or “demand registrations,” registering the securities held by the stockholder for sale under the Securities Act of 1933. A demand registration may be used by affiliates of Blum Capital Partners to request a shelf registration providing for resales of securities. Under this agreement, our stockholders affiliated with Blum Capital Partners may request four demand registrations, provided that each underwritten “take-down” involving a customary “road show” under an effective shelf registration statement shall also count as a demand (except for the first such “take-down” under each shelf registration). If a demand registration, including a shelf registration, is underwritten and the managing underwriter advises us that marketing factors require a limitation on the number of shares to be underwritten, priority of inclusion in the demand registration generally is such that the stockholder initiating the demand registration receives first priority.

Piggyback Registrations. In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than a registration relating to our employee benefit plans or a corporate reorganization or other transaction under Rule 145 of the Securities Act, whether or not the registration is for our own account, we are required to give each of our stockholders that is party to the securityholders’ agreement the opportunity to participate, or “piggyback,” in the registration. If a piggyback registration is underwritten and the managing underwriter advises us that marketing factors require a limitation on the number of shares to be underwritten, priority of inclusion in the demand registration generally is such that we receive first priority with respect to the shares we are issuing and selling.

Other Registration Provisions. The registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering subject to the registration to limit the number of shares included in the offering. We generally are required to pay the registration expenses in connection with both demand and piggyback registrations. A stockholder’s registration rights will terminate if we have completed an initial public offering of our common stock, the stockholder holds less than 0.5% of our outstanding common stock and the stockholder is entitled to sell all of its shares in any 90-day period under Rule 144 of the Securities Act.

Waiver. On November 21, 2011, securityholders affiliated with Blum Capital Partners executed and delivered to us a waiver of (1) any notification rights in connection with the filing of the registration statement of which this prospectus forms a part, and (2) any and all rights to include such securityholder’s registrable securities in such registration statement.

Anti-Takeover Effects of Certain Provisions of Our Restated Certificate of Incorporation and Amended and Restated By-Laws

Certain provisions of our restated certificate of incorporation and amended and restated by-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before a meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice will need to be received at our principal executive offices not less than 90 days nor more than 120 days prior to, in the case of annual meetings, the first anniversary date of the previous year’s annual meeting and, in the case of special meetings, the date of such special meeting. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Amendments

Our restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our restated certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation provides that our directors may not be held liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except to the extent the exemption from, or limitation of, liability is not permitted under Delaware law.

Our restated certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent authorized by Delaware law. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Delaware Anti-Takeover Statute

Pursuant to our certificate of incorporation prior to May 4, 2004, we had “opted out” of the protections of Section 203 of the Delaware General Corporation Law. In our restated certificate of incorporation that we filed and that became effective on May 4, 2004, we “opted in” to Section 203. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts. However, in connection with our “opt in,” our stockholders that owned 15% or more of our outstanding voting stock at the time of such “opt in,” including affiliates of Blum Capital Partners, L.P. and affiliates of Freeman Spogli & Co. Incorporated, are not considered “interested stockholders” under Section 203.

Transfer Agent

The transfer agent for our Class A common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103, its telephone number is (877) 830-4936.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes information regarding our preferred stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, and our restated certificate of incorporation, as amended, and our amended and restated by-laws. You are urged to read our restated certificate of incorporation, as amended, and our amended and restated by-laws in their entirety.

Our board of directors is authorized, subject to any limitations imposed by law, without the approval of our securityholders, to issue from time to time up to a total of 25,000,000 shares of our preferred stock, $0.01 par value per share, in one or more series, with each such series having rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may determine. The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

As of November 30, 2011, we had 25,000,000 shares of preferred stock available for issuance.

We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as exhibits to the registration statement of which this prospectus is a part or as documents that are incorporated or deemed to be incorporated by reference in this prospectus. You should read the depositary agreement and the depositary receipt. The particular terms of any depositary shares and the related depositary receipts and depositary agreement will be described in the applicable prospectus supplement. You should read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock of any class or series of CBRE Group, Inc., rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such depositary agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•

the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related depositary agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Shares

If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Depositary Agreement

Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Shares.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

The depositary agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•

there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.

Miscellaneous

The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our respective control in performing our respective obligations under the depositary agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity or debt securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of Class A common stock, preferred stock or warrants, or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the debt securities, common stock, depository shares, preferred stock and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California, or other counsel who is satisfactory to us. Any underwriters will be advised about other issues relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, of CBRE Group, Inc., formerly CB Richard Ellis Group, Inc., and subsidiaries as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010, and management’s report on the effectiveness of internal controls over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the undersigned Registrants in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$	*
Trustee’s fees and expenses		**
Printing and engraving expenses		**
Legal fees and expenses		**
FINRA filing fees		**
Accounting fees and expenses		**
Rating agency fees		**
Listing fees		**
Miscellaneous		**

Total		**

(*)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.
(**)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

(a) CBRE Group, Inc.; CBRE Services, Inc.; CB Holdco, Inc.; CBRE, Inc.; CBRE Clarion CRA Holdings, Inc.; CBRE Clarion REI Holding, Inc.; CBRE-Profi Acquisition Corp.; CBRE Loan Services, Inc.; Insignia/ESG Capital Corporation; TC Houston, Inc.; TCCT Real Estate, Inc.; TCDFW, Inc.; Trammell Crow Company; Trammell Crow Development & Investment, Inc. and Trammell Crow Services, Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Except as otherwise provided herein, the Delaware Corporations’ certificates of incorporation include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL. The certificates of incorporation of CBRE Clarion CRA Holdings, Inc. and CBRE Clarion REI Holding, Inc. include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except for breach of the duty of loyalty, acts in bad faith or ones that involve intentional misconduct or knowing violations of law, unlawful payment of dividends, stock repurchase or redemption or transactions from which the director derived an improper personal benefit.

The Delaware Corporations’ certificates of incorporation and/or by-laws provide that each Delaware Corporation must indemnify its directors and officers to the fullest extent permitted by Delaware law. Except as otherwise provided herein, the Delaware Corporations’ certificates of incorporation and/or by-laws provide that they may additionally indemnify their agents and employees to the fullest extent permitted by Delaware law, but if such agent or employee is serving at another entity at the request of any such Delaware Corporation’s board of directors, then the Delaware Corporation must indemnify such agent or employee. TC Houston, Inc., TCCT Real Estate, Inc., TCDFW, Inc., Trammell Crow Development & Investment, Inc. and Trammell Crow Services, Inc. have provisions in their certificates of incorporation and/or by-laws that obligate them to indemnify their agents and employees even if not serving at another entity at their respective board of directors’ request. The by-laws of CBRE Clarion CRA Holdings, Inc., CBRE Clarion REI Holding, Inc. and CBRE-Profi Acquisition Corp. provide that they may indemnify their agents and employees to the fullest extent permitted by Delaware law, but they are not required to do so, even if such agent or employee is serving at another entity at the request of such corporation’s board of directors.

The certificates of incorporation and/or by-laws of CBRE Services, Inc., CB Holdco, Inc., CBRE, Inc., CBRE Clarion CRA Holdings, Inc., CBRE Clarion REI Holding, Inc., CBRE Loan Services, Inc. and Trammell Crow Company provide that they must advance expenses, as incurred, to their directors and officers in connection with a legal proceeding.

The indemnification provisions contained in the certificates of incorporation and/or by-laws of CBRE Group, Inc., CBRE Clarion CRA Holdings, Inc., CBRE Clarion REI Holding, Inc. and Trammell Crow Company are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Delaware Corporations maintain insurance on behalf of their directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(b) CBRE Global Investors, LLC; CB/TCC, LLC; CB/TCC Holdings LLC; CBRE Government Services, LLC; CBRE/LJM Mortgage Company, L.L.C. and CBRE Technical Services, LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CB/TCC, LLC must defend, indemnify and hold harmless its members and officers, and their respective partners, officers, directors, shareholders, managers, members and trustees to the fullest extent permitted by law against losses, settlement, judgments, fines, penalties and Employee Retirement Income Security Act excise taxes incurred by reason of the fact that such person was or is a member or officer of the company. Indemnification is provided without further action or determination by CB/TCC, LLC, except in the case of judicially-determined gross negligence, bad faith, fraud or willful misconduct.

CB/TCC Holdings LLC must indemnify and hold harmless, to the full extent of applicable law, each member and each officer against liabilities incurred in connection with their involvement with the company.

CBRE Government Services, LLC must indemnify, hold harmless and defend any person (and such person’s heirs, executors or administrators) from and against any loss, expense, damage or injury suffered or sustained by them by reason of the fact that such person is or was a member, or an officer, director, member, manager, director or employee of such member, or an officer, director or manager of the company, or while an officer, director or manager of the company, is or was serving at the request of the Company as a director, officer, manager, member, fiduciary, trustee, employee or agent of another entity. Indemnification will not be provided by the Company if such acts or omissions were not performed or omitted fraudulently or as a result of gross negligence or willful misconduct by the indemnified person.

CBRE/LJM Mortgage Company, L.L.C. must indemnify and hold harmless the member and its affiliates from and against any and all losses, claims, damages, liability, expenses, judgments, fines, settlements and other amounts (including attorneys’ fees and costs) and all claims, costs, demands, actions, suits or proceedings arising from the indemnified party’s involvement with the company.

CBRE Technical Services, LLC must indemnify, hold harmless and defend any member (or an officer, director, member, manager, director or employee of such member) or an officer, director or manager for any loss, expense, damage, injury, judgment, award, settlement, reasonable attorneys’ fees and other costs incurred in connection their involvement with the company. The company may indemnify agents and employees.

The LLCs maintain insurance on behalf of their members, managers and officers insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) CBRE Global Investors, Inc. (a California corporation and referred to herein as the “California Corporation”)

The Articles of Incorporation of the California Corporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “Corporations Code”).

Under the Corporations Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (6) contracts or transactions between the company and a director within the scope of Section 310 of the Corporations Code or (7) improper dividends, loans and guarantees under Section 316 of the Corporations Code. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the California Corporation’s shareholders for any violation by a director of the director’s fiduciary duty to the California Corporation or its shareholders.

The California Corporation’s By-laws also include an authorization for the California Corporation to indemnify its “agents” (as defined in Section 317 of the Corporations Code) through by-law provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the California Corporation’s By-laws provide for indemnification of the California Corporation’s agents (provided that they were acting in good faith and in a manner they reasonably believed to be in the best interests of the California Corporation), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the Corporations Code and the California Corporation’s By-laws make provision for the indemnification of officers, directors and other agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The California Corporation maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(d) CBRE Capital Markets, Inc. (a Texas corporation and referred to herein as the “Texas Corporation”)

Sections 2.101(16), 8.051, 8.101 and 8.151 of the Texas Business Organizations Code (the “TBOC”) and the Texas Corporation’s by-laws provide it with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Section 2.101(16) of the TBOC empowers a corporation to indemnify directors, officers, employees and agents of the corporation and to purchase and maintain liability insurance for those persons. Section 8.101 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person conducted himself in good faith and with reasonable belief that the conduct was in the corporation’s best interest.

Under Section 8.051 of the TBOC, a corporation shall indemnify a director or officer against reasonable expense incurred by such director, in connection with a proceeding in which such director is a named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC. A corporation may also indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under Section 8.101 of the TBOC. The statute provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise, against any liability asserted against him in such capacity or arising out of such status, whether or not the corporation would have the power to indemnify him against the liability under Section 8.151 of the TBOC.

The Texas Corporation must indemnify its officers and directors against expense and costs (including attorneys’ fees) actually and necessarily incurred in connection with any claim asserted by reason of having been an officer or director of the company, unless he or she has been adjudged in a court proceeding as guilty of negligence or misconduct in respect of the matter for which indemnity is sought. This right of indemnity is not exclusive of other rights to which he or she may be entitled by law.

Pursuant to such statutory and by-law provisions, the Texas Corporation maintains insurance against certain costs of indemnification that may be incurred by its officers and directors.

(e) CBRE Capital Markets of Texas, LP (a Texas limited partnership and referred to herein as the “Texas LP”)

Sections 2.101(16), 8.051, 8.101 and 8.151 of the TBOC provide for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings because of his or her being or having been a general partner, limited partner, employee or agent of the limited partnership. A limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner, in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner, if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership.

The Texas LP’s partnership agreement provides that, to the fullest extent permitted by law, the general partner shall be indemnified and held harmless by the Texas LP from and against any and all losses, claims, damages, liabilities, joint or several expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the general partner may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a general partner of the Texas LP, provided that in each case the general partner acted in good faith and in a manner which the general partner reasonably believed to be in the best interests of the Texas LP and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. To the fullest extent permitted by law, expenses (including legal fees) incurred by the general partner in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Texas LP prior to the final disposition thereof upon receipt by the Texas LP of an undertaking by or on behalf of the general partner to repay such amount if it shall be determined that the general partner is not entitled to be indemnified as authorized.

The Texas LP maintains insurance on behalf of the directors and officers of its partner insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(f) The Polacheck Company, Inc. (a Wisconsin corporation and referred to herein as the “Wisconsin Corporation”)

Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2) provides that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation’s articles of incorporation, by-laws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Article 11 of the By-laws of the Wisconsin Corporation provide for maximum indemnification of the corporation’s officers and directors in accordance with the WBCL.

The Wisconsin Corporation maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(g) CB/TCC Global Holdings Limited (a private limited company incorporated under the laws of England and Wales and referred to herein as the “UK Company”)

Subject to the provisions of the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (the “Companies Act”), the UK Company’s Articles of Association provide that the UK Company may indemnify directors, directly or indirectly, against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust or otherwise, in relation to the UK Company or any associated company. The UK Company maintains insurance for indemnification of current or former directors.

Chapter 7 (Directors’ Liabilities) under Part 10 of the Companies Act provides as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

239. Ratification of acts of directors

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—(a) “conduct” includes acts and omissions; (b) “director” includes a former director; (c) a shadow director is treated as a director; and (d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—(a) the validity of a decision taken by unanimous consent of the members of the company, or (b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”

Section 1157 of the Companies Act provides as follows:

“1157. Power of court to grant relief in certain cases

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

(h) Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CBRE Group, Inc. (“CBRE”), CBRE Services, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P. (the “FS Entities”), Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto.

CBRE must indemnify and hold harmless (1) each holder of its Class A common stock (the “common stock”) and the warrants to acquire its common stock (and the shares of common stock received upon exercise of the warrants) acquired by the FS Entities, and each of their respective affiliates and any controlling person of any of such holders and (2) each of such holder’s respective directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including all reasonable attorneys’ fees and expenses), but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third-party claim against such indemnified person that arises from, relates to or is otherwise in respect of (x) the business, operations, liabilities or obligations of CBRE or its subsidiaries or (y) the ownership by such holder or any of their respective affiliates of any equity securities of CBRE (except to the extent such losses and expenses (i) arise from any claim that such indemnified person’s investment decision relating to the purchase or sale of such securities violated a duty or other obligation of the indemnified person to the claimant or (ii) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such holder or its affiliates). The indemnification provided by CBRE is separate from and in addition to any other indemnification by CBRE to which the indemnified person may be entitled.

Item 16. Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended.

Item 17. Undertakings.

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) to include any prospectus required by Section 10(a)(3) of the Act,

(ii) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(iii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE GROUP, INC.
CBRE SERVICES, INC.

By:	/s/ GIL BOROK
Name:	Gil Borok
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Group, Inc. and CBRE Services, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer and Director (Principal Executive Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ RICHARD C. BLUM Richard C. Blum	Chairman of the Board of Directors

/S/ CURTIS F. FEENY Curtis F. Feeny	Director

/s/ BRADFORD M. FREEMAN Bradford M. Freeman	Director

/S/ MICHAEL KANTOR Michael Kantor	Director

/S/ FREDERIC V. MALEK Frederic V. Malek	Director

/S/ JANE J. SU Jane J. Su	Director

/S/ LAURA D. TYSON Laura D. Tyson	Director

/S/ GARY L. WILSON Gary L. Wilson	Director

/s/ RAY WIRTA Ray Wirta	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CB HOLDCO, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB HoldCo, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE GLOBAL INVESTORS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Global Investors, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ MATTHEW S. KHOURIE Matthew S. Khourie	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MAURICE VOSKUILEN Maurice Voskuilen	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE GLOBAL INVESTORS, LLC

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned managers and officers of CBRE Global Investors, LLC, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ MATTHEW S. KHOURIE Matthew S. Khourie	President, Chief Executive Officer and Manager (Principal Executive Officer)

/s/ MAURICE VOSKUILEN Maurice Voskuilen	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Manager

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on December 29th, 2011.

CB/TCC GLOBAL HOLDINGS LIMITED

By:	/S/ PHILIP EMBUREY
Name:	Philip Emburey
Title:	Chairman

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Global Holdings Limited, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Philip Emburey, Elizabeth C. Thetford, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ PHILIP EMBUREY Philip Emburey	Chairman and Director (Principal Executive, Financial and Accounting Officer)

/s/ ELIZABETH C. THETFORD Elizabeth C. Thetford	Secretary and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Director

/s/ GIL BOROK Gil Borok	Director

/s/ MARCUS SMITH Marcus Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CB/TCC HOLDINGS LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Holdings LLC, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CB/TCC, LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC, LLC, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE CAPITAL MARKETS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Capital Markets, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRIAN F. STOFFERS Brian F. Stoffers	President and Director (Principal Executive Officer)

/s/ WILLIAM R. FRAZER William R. Frazer	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ JAY R. ARTHUR Jay R. Arthur	Senior Vice President and Controller (Principal Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE CAPITAL MARKETS OF TEXAS, LP

By:	CBRE/LJM MORTGAGE COMPANY, L.L.C., its General Partner

By:	CBRE/LJM-NEVADA, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of the general partner of CBRE Capital Markets of Texas, LP, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE CLARION CRA HOLDINGS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Clarion CRA Holdings, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE CLARION REI HOLDING, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Clarion REI Holding, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/S/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE GOVERNMENT SERVICES, LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Government Services, LLC, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ THEODORE N. CARTER Theodore N. Carter	President (Principal Executive Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Vice President of Finance and Director (Principal Financial and Accounting Officer)

/s/ BRIAN D. MCALLISTER Brian D. McAllister	Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE LOAN SERVICES, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Loan Services, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRIAN F. STOFFERS Brian F. Stoffers	President and Director (Principal Executive Officer)

/s/ WILLIAM R. FRAZER William R. Frazer	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ JAY R. ARTHUR Jay R. Arthur	Senior Vice President and Controller (Principal Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE-PROFI ACQUISITION CORP.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE-Profi Acquisition Corp., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE TECHNICAL SERVICES, LLC

By:	CBRE, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE Technical Services, LLC, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

CBRE/LJM MORTGAGE COMPANY, L.L.C.

By:	CBRE/LJM-NEVADA, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE/LJM Mortgage Company, L.L.C., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

INSIGNIA/ESG CAPITAL CORPORATION

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Insignia/ESG Capital Corporation, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TC HOUSTON, INC.

By:	/s/ SCOTT A. DYCHE
Name:	Scott A. Dyche
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TC Houston, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MICHAEL S. DUFFY Michael S. Duffy	Director

/s/ SCOTT A. DYCHE Scott A. Dyche	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TCCT REAL ESTATE, INC.

By:	/s/ SCOTT A. DYCHE
Name:	Scott A. Dyche
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TCCT Real Estate, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MICHAEL S. DUFFY Michael S. Duffy	Director

/s/ SCOTT A. DYCHE Scott A. Dyche	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TCDFW, INC.

By:	/s/ SCOTT A. DYCHE
Name:	Scott A. Dyche
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TCDFW, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MICHAEL S. DUFFY Michael S. Duffy	Director

/s/ SCOTT A. DYCHE Scott A. Dyche	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

THE POLACHECK COMPANY, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of The Polacheck Company, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ BRETT WHITE Brett White	Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TRAMMELL CROW COMPANY

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Company, do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.

By:	/s/ SCOTT A. DYCHE
Name:	Scott A. Dyche
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Development & Investment, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President and Chief Executive Officer (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ MICHAEL S. DUFFY Michael S. Duffy	Director

/s/ SCOTT A. DYCHE Scott A. Dyche	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 29th, 2011.

TRAMMELL CROW SERVICES, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Services, Inc., do hereby constitute and appoint Brett White, Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on December 29th, 2011.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES H. MATOUSHEK James H. Matoushek	Executive Vice President (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

1*	Form of Underwriting Agreement

2.1	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) and others	8-K	001-32205	2.01	2/18/2011

2.2	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) and others	8-K	001-32205	2.02	2/18/2011

4.1(a)	Restated Certificate of Incorporation of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) filed on June 16, 2004, as amended by the Certificate of Amendment filed on June 4, 2009	10-Q	001-32205	3.1	8/10/2009

4.1(b)	Certificate of Ownership and Merger Merging CBRE Group, Inc. with and into CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	8-K	001-32205	3.1	10/3/2011

4.2	Second Amended and Restated By-laws of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	8-K	001-32205	3.2	10/3/2011

4.3	Form of Class A common stock certificate of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	S-1/A	333-112867	4.1	4/30/2004

4.4(a)	Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P., Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto	SC-13D/A	005-46943	25	7/25/2001

Exhibit No.	Exhibit Description	Incorporated by Reference					Filed Herewith
		Form	SEC File No.	Exhibit		Filing Date

4.4(b)	Amendment and Waiver to Securityholders’ Agreement, dated as of April 14, 2004, by and among, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and the other parties to the Securityholders’ Agreement	S-1/A	333-112867	4.2	(b)	4/30/2004

4.4(c)	Second Amendment and Waiver to Securityholders’ Agreement, dated as of November 24, 2004, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and certain of the other parties to the Securityholders’ Agreement	S-1/A	333-120445	4.2	(c)	11/24/2004

4.4(d)	Third Amendment and Waiver to Securityholders’ Agreement, dated as of August 1, 2005, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and certain of the other parties to the Securityholders’ Agreement	8-K	001-32205	4.1		8/2/2005

4.4(e)	Waiver to Securityholders’ Agreement, dated as of November 5, 2008, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and the other parties thereto	S-3ASR	333-155269	4.2	(e)	11/10/2008

4.4(f)	Waiver to Securityholders’ Agreement, dated as of November 21, 2011, by and among CBRE Group, Inc., CBRE Services, Inc. and the other parties thereto						X

4.5(a)	Indenture, dated as of June 18, 2009, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		6/23/2009

4.5(b)	First Supplemental Indenture, dated as of September 10, 2009, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Loan Services, Inc. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		9/10/2009

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

4.5(c)	Second Supplemental Indenture, dated as of November 10, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.2	11/17/2010

4.5(d)	Form of Supplemental Indenture to the Indenture, dated June 18, 2009 relating to the 11.625% Senior Subordinated Notes Due 2017	8-K	001-32205	4.1	7/29/2011

4.5(e)	Form of 11.625% Senior Subordinated Notes due June 15, 2017 (included in Exhibit 4.3(a))	8-K	001-32205	4.2	6/23/2009

4.5(f)	Form of Exchange Note (included in Exhibit 4.3(a))	8-K	001-32205	4.3	6/23/2009

4.6(a)	Indenture, dated as of October 8, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1	10/12/2010

4.6(b)	First Supplemental Indenture, dated as of November 10, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1	11/17/2010

4.6(c)	Form of Supplemental Indenture to the Indenture, dated October 8, 2010 relating to the 6.625% Senior Notes Due 2020	8-K	001-32205	4.2	7/29/2011

4.6(d)	Form of 6.625% Senior Notes due October 15, 2010 (included in Exhibit 4.4(a))	8-K	001-32205	4.2	10/12/2010

4.6(e)	Form of Exchange Note (included in Exhibit 4.4(a))	8-K	001-32205	4.3	10/12/2010

4.7(a)	Form of Indenture (CBRE Group, Inc. as issuer)					X

4.7(b)*	Form of Debt Security (CBRE Group, Inc. as issuer)

4.8(a)	Form of Indenture (CBRE Services, Inc. as issuer)					X

4.8(b)*	Form of Debt Security (CBRE Services, Inc. as issuer)

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

4.9*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder

4.10(a)*	Form of Depositary Agreement for Depositary Shares

4.10(b)*	Form of Depositary Receipt

4.11(a)*	Form of Stock Warrant Agreement

4.11(b)*	Form of Stock Warrant Certificate

4.12(a)*	Form of Debt Warrant Agreement

4.12(b)*	Form of Debt Warrant Certificate

4.13*	Form of Unit Agreement

5.1	Legal opinion of Simpson Thacher & Bartlett LLP					X

12	Statement of Computation of Ratio of Earnings to Fixed Charges					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)					X

24	Powers of Attorney (included on signature pages to the registration statement)					X

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Indenture (CBRE Group, Inc. as issuer)					X

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Indenture (CBRE Services, Inc. as issuer)					X

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.